Exhibit 99.1

Allison Transmission Signs Agreement to Acquire India-Based AVTEC’s Off-Highway

Transmission Portfolio and Off-Highway Component Machining Business

INDIANAPOLIS, September 16, 2021 – Allison Transmission, a leading designer and manufacturer of conventional and electrified vehicle propulsion solutions and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions for commercial and defense vehicles, is pleased to announce that it has signed an asset purchase agreement to acquire the transmission portfolio of India-based AVTEC Ltd.’s off-highway business and AVTEC’s Madras Export Processing Zone (MEPZ) off-highway component machining business.

Headquartered in New Delhi and part of the CK Birla Group, AVTEC is one of India’s largest independent manufacturers of powertrain and precision-engineered products for automotive, off-highway, defense, agriculture and railway industry, in areas of both proprietary products and contract manufacturing.

“The acquisition of the transmission portfolio of AVTEC’s off-highway business and associated IP will accelerate Allison’s pursuit of additional opportunities in these segments in India and global markets with purpose-built products that deliver performance and productivity to our customers” said John Coll, Senior Vice President, Global Marketing, Sales and Service at Allison Transmission.

With this acquisition, Allison will also integrate AVTEC’s off-highway component machining operations currently located at the MEPZ facility (Chennai) into Allison’s Chennai manufacturing plant to continue producing housings for Allison’s off-highway transmissions. “This acquisition supports our overarching sourcing and operations strategies” said Mike Dick, Senior Vice President of Operations and Global Purchasing at Allison Transmission.

Allison will pay approximately $27 million in cash for AVTEC’s off-highway transmission portfolio and MEPZ off-highway component machining assets. Allison does not expect the acquisition to have a material impact on current fiscal year earnings. The transaction is subject to completion of certain conditions precedent and is anticipated to close by the end of 2021.

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About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of vehicle propulsion solutions for commercial and defense vehicles, the largest global manufacturer of medium- and heavy-duty fully automatic transmissions, and a leader in electrified propulsion systems that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA.

With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

About AVTEC

AVTEC is one of the largest independent manufacturers of powertrain and precision-engineered products in India. It is a part of CK Birla Group – a leading global business house, with over 25,000 employees and a combined turnover of US $2.4 billion.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; increases in cost, disruption of supply or shortage of labor, freight, raw materials or components used to manufacture or transport our products, including as a result of the COVID-19 pandemic; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions; labor shortages, labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contacts

Allison Transmission

Raymond Posadas

Managing Director, Investor Relations

ir@allisontransmission.com

(317) 242-3078

Claire Gregory

Director, Global External Communications

Claire.Gregory@allisontransmission.com

(317) 694-2065

AVTEC

GD Takkar

CFO, AVTEC Ltd

gd.takkar@avtec.in

+91 9910327057